Exhibit 16(a)

                                                               Effective 9/9/98
                              JOINT CODE OF ETHICS
I.   BACKGROUND

1. This Code of Ethics has been adopted by IMCO, SAS and each of the USAA Funds in order to comply with the Investment Company Act of 1940 which requires that every investment company and its investment adviser adopt such a Code in order to regulate the personal investing activities of its personnel.

2. The purpose of this Code is to avoid conflicts of interest so that the confidence of investors in the USAA Funds and other clients of IMCO (" OTHER IMCO-MANAGED ACCOUNTS") as well as USAA members and customers will be preserved.

3. In adopting this Code, the Boards of Directors/Trustees (hereinafter "Board of Directors") of IMCO, SAS and the USAA Funds emphasize that all persons covered by this Code must agree:

     (a)  to  place  the  interests  of  USAA  Fund   shareholders   and  other
          IMCO-managed accounts above their own personal interests;

     (b) to refrain, in the conduct of all of their personal affairs, from taking any inappropriate advantage of their positions with IMCO, SAS and the USAA Funds; and

     (c) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's position with IMCO, SAS and the USAA Funds.

4. This Code is intended to be administered together with the "Policy Statement Concerning Insider Trading" (the "IMCO INSIDER TRADING POLICY") as adopted and revised, from time to time, by IMCO, as well as the "USAA Policy Statement and Procedures on Conflict of Interest and Business Ethics" (the "USAA CONFLICTS POLICY") as adopted and revised, from time to time, by the United Services Automobile Association ("USAA").

5.   In adopting this Code, the Boards of Directors have considered:

     (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA Funds and all other IMCO-managed accounts;

     (b)  the overall nature of the USAA Funds' operations; and

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     (c)  issues and concerns  raised  by  transactions  in  different kinds of securities, and by the personal securities transactions of different categories of personnel (including portfolio managers, analysts, traders, fund accountants, other investment personnel, and all "access persons" in general).

6. The Boards of Directors have also provided for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.  DEFINITIONS

     For the definitions of important terms used throughout this Code, see "Appendix A."

III. JOINT CODE OF ETHICS COMMITTEE

1. PURPOSE, AUTHORITY AND RESPONSIBILITIES. A Joint Code of Ethics Committee ("Committee") has been established by the Boards of Directors which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code.

     The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year. Upon completion of the annual review, the Compliance Officer, on behalf of the Committee, shall prepare an annual report to the Board of Directors that at a minimum (1) summarizes existing procedures contained in the Code and the IMCO Insider Trading Policy and any changes in the procedures made during the past year; (2) identifies any violations requiring significant remedial action during the past year; and (3) identifies any recommended changes in existing restrictions or procedures based upon IMCO's experience under the Code or IMCO Insider Trading Policy, evolving industry practices, or developments in applicable laws or regulations. In conjunction with its annual review of the Code, the Committee also shall provide a report to IMCO's Corporate Governance Committee summarizing the provisions of the Code as they apply to the disinterested directors/trustees and proposing any changes to the Code as it applies to disinterested directors/trustees.

     The Committee Charter contains provisions which will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the Compliance Officer upon request and should be treated as the confidential property of IMCO.

2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; DISGORGEMENT. The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein. Authority is also granted to the Committee to issue directions, by way of disgorgement of

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     any security or money, and to take whatever further enforcement action the
     Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.  AFFIRMATIVE OBLIGATIONS

1.   IMCO. IMCO shall:

     (a) compile list of all "access persons," to be updated as soon as practicable, but no less frequently than on a monthly basis; and

     (b) issue timely notice to all employees of their addition to, or removal from, such list.

2. REPORTING PERSONS. Upon initial employment or association with IMCO, SAS or other entity designated by the Compliance Officer ( see sub-paragraphs
     (a) and (b) below), and no less frequently than annually thereafter ( see sub-paragraphs (a) to (c) below), all reporting persons shall:

     (a) affirm in writing their receipt of, familiarity with, understanding of, and agreement to comply with:

          (i)  those provisions of this Code that  pertain to them; and

          (ii) all provisions of the IMCO Insider Trading Policy.

     (b) agree in writing to cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

     (c) certify in writing compliance with those provisions of this Code (including, in particular, the transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

3. INTERESTED ACCESS PERSONS. All interested access persons shall make prompt oral or written disclosure to the Compliance Officer as well as the IMCO Senior Vice President in his or her area of the firm of any actual or apparent material conflict(s) of interest which the interested access person may have with regard to any security in which he or she has a beneficial ownership interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other IMCO-managed account.

V. RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPs

1. GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS. In addition to those provisions of the USAA Conflicts Policy and NASD Rules of Fair Practice relating to the receipt of gifts
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     and  other  benefits,  all  reporting  persons  other  than  disinterested directors/trustees are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA Fund. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

2.   DIRECTORSHIPS.

     (a) GENERAL RULE. Interested access personS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Joint Code of Ethics Committee.

     (b) APPLICATIONS FOR APPROVAL. Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Compliance Officer for prompt forwarding to the Joint Code of Ethics Committee. In passing upon such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

     (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES. Whenever any interested access person is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund or other IMCO-Managed Account. All appropriate portfolio managers are to be advised in writing by the Compliance Officer that specific interested access person is to be excluded from such decisions.

VI.  SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

 1. INITIAL PUBLIC OFFERINGS. No interested access person or IMCO-NASD registered employee shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any initial public offering by or on behalf of the issuer of such security.

 2.  PRIVATE PLACEMENT TRANSACTIONS.

     (a) GENERAL RULE. No interested access person may purchase a security in a transaction exempt from registration under applicable state and federal securities laws ("private placement transaction") without obtaining the advance written approval of the Compliance Officer.

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     (b)  EXCEPTION.  In determining  whether  or not  to  grant  approval of a private placement transaction, the Compliance Officer is directed to consider, among any other pertinent factors:

          (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds; and

          (ii) whether the opportunity is or seems to have been made available to the access person due to or by virtue of the position which he or she holds with IMCO and/or the USAA Funds.

     (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES.

          (i) Interested access persons who are granted advance written approval to purchase a security in a private placement transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any actual or apparent conflict(s) of interest that might otherwise arise should IMCO, any USAA Fund or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

          (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its interested access persons to ensure that investment decisions on behalf of the USAA Funds and/or any other IMCO-managed account relating to any security whatsoever of an issuer with respect to which an interested access person has obtained pre-acquisition approval will be subject to independent review by senior IMCO investment personnel having no personal interest in the issuer or any of its securities.

3.   PERSONAL SECURITIES TRANSACTION "BLACK-OUT" TRADING RESTRICTIONS

     (a) PROHIBITED TRADING "BLACK-OUT" PERIODS. The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

          (i) "PENDING ORDER" RESTRICTION. Subject only to the exceptions noted in sub-paragraph (b) below, no interested access person may effect a personal securities transaction in a security with respect to which an USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the " PENDING ORDER") regarding the same security or any equivalent security.


          (ii) 14-DAY RESTRICTION. No portfolio manager may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same security or any equivalent security by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as portfolio manager.

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     In the  event  that a  personal  securities  transaction  is  effected  in contravention of either of the two foregoing restrictions, the interested access person or portfolio manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE
     BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly (I) advise the office of the Compliance Officer of the violation, and (II) comply with whatever directions, by way of disgorgement, which the Compliance Officer may issue in order for the violation to be fully and adequately rectified.

     (b)  EXCEPTIONS   TO  THE   "PENDING  ORDER"   TRADING   RESTRICTION.  The
          Compliance Officer may and is hereby authorized to grant, absent circumstances inconsistent with the recitals to this Code, exception and relief to interested access persons from the trading restriction established by sub-paragraph (a)(i) above where the pending order:

          (i) has been placed by or on behalf of a USAA Fund or other IMCO-managed account, the investment objective of which is to substantially replicate the performance of a broad-based, publicly-traded market basket of common stocks (e.g., the Standard & Poor's 500 Composite Stock Index); or

          (ii) relates to the common stock of an issuer included within the Standard & Poor's 500 Composite Stock Index, and the access person's requested trade does not, when aggregated with any and all such other like trades in the same security or any equivalent security during the previous thirty (30) calendar days, exceed a total of 500 shares.

4.   SHORT-TERM MATCHED PROFIT TRANSACTIONS.

     (a) PROHIBITED TRANSACTIONS. Subject to the exceptions noted immediately below, no investment personnel shall engage in any "short-term matched profit transaction" within the meaning of this Code.

          N.B. Investment personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

     (b) EXCEPTIONS. The Compliance Officer may, and is hereby granted authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

          (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other IMCO-managed account (as, for example, where the security(ies) involved

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               have not recently been  held, traded  or actively considered for investment or trading by such accounts); or

          (ii) the investment personnel demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

          Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Joint Code of Ethics Committee.

5.   EXCESSIVE SHORT-TERM TRADING.

     IMCO management encourages employees to invest. However, we believe there is a distinction between investment and the attempt to generate profits by trading securities. This latter activity is not compatible with the performance of an individual's job. Frequent trading which diverts the employee's attention form the job is unacceptable.

     Employees   will  refrain  from   engaging  in  a  pattern  of  securities
     transactions:

     (a) that involves such frequent trading as to potentially impact an employee's ability to carry out his or her duties; or

     (b) that implies that an employee might become preoccupied with tracking personal investments or working on his or her trading strategies during working hours; or

     (c) that involves margin debit balances that exceed 1/2 of the employee's annual base salary.

     After consideration of the above criteria, the Code of Ethics Committee may place restrictions on the personal trading activity of employees who engage in short-term trading activity that the Committee, in its judgment, deems to be excessive.

VII. PRE-EXECUTION CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

1.   REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE.

     (a) GENERAL RULE. Each interested access person shall, as a pre-condition to the execution of any personal securities transaction, be required to seek and obtain the express approval of such action by the Compliance Officer (or such officer's delegate), which approval may be in oral or written form, as the access person elects. Should oral approval be sought, the interested access person shall be bound by the written record made thereof by the Compliance Officer (or such officer's delegate).
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     (b)  RULE  APPLICABLE TO  DISINTERESTED  DIRECTOR/TRUSTEES.  Disinterested
          director/trustees    shall   be   entitled   to    exemption   on   a
          transaction-by-transaction basis from the pre-execution clearance requirement of the foregoing sub-paragraph, provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue, or any equivalent security has, at any time during the previous fifteen calendar days, been either (I) purchased or sold, or (II) actively considered for purchase or sale, by or on behalf of any USAA
          Fund  or  other   IMCO-managed   account.   Should  a   disinterested
          director/trustee believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-execution clearance as prescribed by sub-paragraph (a) above.

2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

     (a) ACCESS PERSON PROCEDURES. In making requests for pre-execution clearance, access persons will be required to furnish whatever information is called for by the office of the Compliance Officer.

     (b)  COMPLIANCE OFFICER PROCEDURES.

          (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before passing upon a pre-execution clearance request, the Compliance Officer or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction would violate any express provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

3. EFFECT OF PRE-EXECUTION CLEARANCE. Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of an access person's good faith, which may be considered by the Joint Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

4. LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS. The Joint Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the access person acknowledge, by signing the request form:

     (a) his or her responsibility, pursuant to paragraph VIII.1(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the Compliance Officer;
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     (b)  his or  her  understanding  and agreement that  if,  for  any  reason whatsoever, the approved request is not acted upon within the time frame allowed by the Compliance Officer, the clearance shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the access person; and

     (c) his or her agreement to notify the Compliance Officer if, having received approval, the access person subsequently determines not to pursue the approved trade.

5. DENIALS. Grounds for denials of requests for pre-execution clearance will be provided by the Compliance Officer, in writing, upon the access person's request form.

6.   APPEALS.

     (a) DISCRETIONARY. Access persons may appeal to the Joint Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the Compliance Officer should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

     (b) PROCEDURES REGARDING APPEALS. Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the Compliance Officer not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Joint Code of Ethics Committee and shall be furnished, upon request, by the office of the Compliance Officer.

VIII. REPORTING AND DISCLOSURE REQUIREMENTS TO EFFECTUATE AND MONITOR COMPLIANCE WITH THIS CODE, THE IMCO INSIDER TRADING POLICY AND RULE 204-2(A)(12) UNDER THE INVESTMENT ADVISERS ACT OF 1940

1. BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS. All reporting persons are required to ensure that the office of the Compliance Officer is furnished duplicate copies of the following documents:

     (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any security in which the reporting person had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect beneficial ownership interest in the security or securities which were the subject of the transaction; and

     (b) any regular periodic or other statements reflecting personal securities transaction activity within any account with a securities broker-dealer in which the reporting person has any direct or indirect beneficial ownership interest.

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     Such copies shall be provided to the Compliance Officer  contemporaneously with the time that the reporting person receives his or her copies from the broker-dealer.

2. QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS. Every interested access person shall submit to the Compliance Department, on a calendar quarterly basis, a report (the "Quarterly Report") of all personal securities transactions. To facilitate preparation of this report, at the end of each calendar quarter the Compliance Department will provide each interested access person a listing of transactions for which the Compliance Department had received duplicate confirmations during that quarter. An interested access person shall review and revise such listing as appropriate to satisfy this quarterly report requirement. Such quarterly report shall be submitted within ten (10) calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in "excepted securities" as defined in Appendix A of this Code of Ethics and shall be filed with the Compliance Department regardless whether the interested access person had a beneficial ownership interest in any securities transactions during the quarter.

     The Quarterly Report shall contain the following information:

     (a) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

     (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (c)  the price at which the transaction was effected; and

     (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

3. REPORTS BY ACCESS PERSONS OF TRANSACTIONS IN SHARES ISSUED PURSUANT TO DIVIDEND REINVESTMENT PLANS.

     (a) Notwithstanding that transactions in shares issued pursuant to automatic dividend reinvestment plans are excluded from the term "purchase or sale of a security" within the meaning of this Code, in order to facilitate IMCO's compliance with the books and records provisions of Rule 204-2(a)(12) under the Investment Advisers Act of 1940, all interested access persons shall be required to inform the office of the Compliance Officer, in writing, of any transaction in securities issued pursuant to dividend reinvestment plans in which the interested access person has any direct or indirect beneficial ownership interest, not later than ten (10) calendar days after the end of the calendar quarter in which such transaction has occurred.

     (b) Notwithstanding anything to the contrary in this Code, a disinterested director/trustee shall not be required to report transactions in
          securities   issued
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          pursuant to a dividend  reinvestment  plan (regardless of whether the transaction is automatic), provided that at the time of execution of the transaction, the disinterested director/trustee has no actual knowledge regarding whether or not the security at issue, or any equivalent security has, at any time during the previous fifteen calendar days, been either (i) purchased or sold, or (ii) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. Should a disinterested director/trustee believe that he or she is in fact in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction must be reported in the manner set forth in paragraph (a) above with respect to interested access persons.

4. OTHER DISCLOSURE REQUIREMENTS. Each reporting person shall be required to furnish upon his or her initial association with IMCO or SAS a disclosure and identification of:

     (a) all accounts with securities broker-dealers in which the reporting person currently has any direct or indirect beneficial ownership interest;

     (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the Compliance Officer may impose); and

     (c) any regular outside business interest and/or activities of the reporting person (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to disinterested directors/trustees.

     Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by reporting persons to the attention of the office of Compliance Office PRIOR to the occurrence of developments within the scope of sub-paragraph (a) and (b) above, and PROMPTLY FOLLOWING occurrences within the scope of sub-paragraph (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the Compliance Officer.

     Each reporting person shall also be required, upon his or her initially becoming subject to this Code, and annually thereafter to disclose and identify all individual securities in which the reporting person had, as of the effective date of such disclosure, any direct or indirect beneficial interest.

                                 Exhibit 16(b)

                         CODE OF ETHICS AND PROCEDURES
                        PURSUANT TO RULE 17J-1 UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

This Code of Ethics (the "Code") has been adopted by each Investment Company listed on Exhibit A, attached hereto (each, a "Trust") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.       DEFINITIONS

A. An "Access Person" means (i) any Trustee, Director, officer, or Advisory Person (as defined below) of the Investment Company or any investment advisor thereof, or (ii) any director or officer of a principal underwriter of the Investment Company, who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Investment Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment company regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function of duties relate to the determination of which recommendations shall be made to the Investment Company or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Investment Company.

B. An "Advisory Person" means any employee of the Investment Company or any investment advisor thereof (or of any company in a control relationship to the Investment Company or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Investment Company or adviser who obtains information regarding the purchase or sale of securities.

C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Investment Company.

D. "Access Persons", "Advisory Persons" and "Portfolio Managers" shall not, unless otherwise provided in the code of ethics of the Investment Company's investment adviser any subadviser, administrator or principal underwriter, include any individual who is required to file quarterly reports with the Investment Company's investment adviser, any subadviser, administrator or principal underwriter pursuant to a code of ethics substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940 which has been approved by the Investment Company's Board of Trustees.

E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

F. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

G. "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

H. "Review Officer" is the person designated by the Investment Company's Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation, the Review Officer shall be the Treasurer or any Assistant Treasurer of the Investment Company.

I.   "Preclearance   Officer"  is  the  person  designated  by  the  Investment
     Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.

J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

K. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities) except that is shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Trustees of the Investment Company, and shares of registered open-end investment companies.

L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

II.      STATEMENT OF GENERAL PRINCIPLES

The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

Each Access Person shall:

A. At all times, place the interests of the Investment Company before his or her personal interests;

B. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

C. Not take an inappropriate advantage of his or her position with or on behalf of the Investment Company.

III.     UNLAWFUL ACTIONS

It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:

A.   To employ any device, scheme or artifice to defraud the Fund;

B. To make any untrue statement of a material fact to the Fund or to omit to state a material fact necessary in order to make statements made to the Fund, in light of the circumstances in which they are made, not misleading;

C. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

D.   To engage in any manipulative practice with respect to the Fund.

IV.      RESTRICTIONS OF PERSONAL INVESTING ACTIVITIES

A.  Blackout Periods

    1. No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

    2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.

B.  Initial Public Offerings

    No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

C.  Private Placements

    With regard to private placements, each Advisory Person shall:

    1. Obtain express prior written approval from the Preclearance Officer for any acquisition of securities in a private placement (the Preclearance Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Investment Company); and

    2. After authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Advisory Person) for investment in that issuer.

        If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

D.   Short-Term Trading Profits

     No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. any profit so realized shall, unless the Investment Company" Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of Trustees.

E.   Gifts

     No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

F.  Service as a Director or Trustee

    1. No Advisory Person shall serve on the board of directors or trustees of a publicly traded company without prior authorization from the Board of Trustees of the Investment Company, based upon a determination that such board service would be consistent with the interests of the Investment Company and its investors.

    2. If board service by an Advisory Person is authorized by the Board of Trustees of the Investment Company such Advisory Person shall be isolated from the investment making decisions of the Investment Company with respect to the companies of which he or she is a director or trustee.

G.  Exempted Transactions

The prohibitions of Section IV shall not apply to:

    1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;
    2. Purchases or sales that are non-volitional on the part of the Access Person or the Investment Company, including mergers, recapitalizations or similar transactions;
    3.  Purchases which are part of an automatic dividend reinvestment plan;
    4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and
    5. Purchases or sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Investment company or client, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company.

V.      COMPLIANCE PROCEDURES

A.      Preclearance

    1. An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

        a. Such purchase or sale has been approved by the Preclearance Officer;
        b. The approved transaction is completed on the same day approval is received; and
        c. The Preclearance Officer has not rescinded such approval prior to execution of the transaction.

    2. Each Access person may effect total purchase and sales of up to $25,000 of securities listed on a national securities exchange or on NASDAQ within any six month period without preclearance from the Board of Trustees or the Preclearance Officer provided that:

        a. The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;
        b. Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. such transactions will be measured by the value of the securities underlying options and futures; and

        c. although preclearance is not required for personal transactions in securities which fall into this "de minimis" exception, these trades must still be reported on a quarterly basis pursuant to
            Section V.B.2. hereunder, if such transactions are reportable.

    B.  Reporting

    1. Coverage: Each Access Person (other than Disinterested Trustees) shall file with the Review Officer confidential quarterly reports containing the information required in Section V.B.2 hereunder with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

    2. Filings: Every report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

        a. The date of the transaction, the title and the number of shares and the principal amount of each security involved;
        b. The nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition);
        c.  The price at which the transaction was effected; and
        d. The name of the broker, dealer or bank with or through whom the transaction was effected.

    3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

    4. Confirmations: All Access Persons (other than Disinterested Trustees) shall direct their brokers to supply the Investment Company's Review Officer on a timely basis, duplicate copies of all personal securities transactions.

C.  Review

    In reviewing transactions and holding reports, the Review Officer shall take into account the exemptions allowed under Section IV.G. hereunder. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question. Each Fund, investment adviser or principal underwriter shall maintain a list of names of appropriate management and compliance personnel responsible for reviewing securities transactions and holdings reports.

D.   Disclosure of Personal Holdings

     All Advisory Persons shall disclose personal securities holdings upon commencement of employment and thereafter on an annual basis.

E.   Certification of Compliance

     Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to the Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

VI.      REQUIREMENTS FOR DISINTERESTED TRUSTEES

A. No report is required if such person is a Disinterested Trustee, and such person would be required to make such report solely by reason of being a Trustee, except where such Trustee knew, or in the ordinary course of fulfilling his official duties as a Trustee of the Funds, should have known that during the fifteen day period immediately preceding or after the date of the transaction in a security by the Trustee, such security is or was purchased or sold, or considered for purchase or sale by the Funds.

B. Notwithstanding the preceding section, any Disinterested Trustee may, at his or her option, report the information described in Section V.B.2. above with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Investment Company in such securities.


VII.     REVIEW BY THE BOARD OF TRUSTEES

The Board of Trustees, including a majority of Trustees who are not interested persons, must approve the Code of Ethics of the Fund, the Code of Ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these Codes. The board must base its approval of a Code and any material changes to the Code based on a determination that the Code contains provisions reasonably necessary to to prevent Access Persons from engaging in any conduct prohibited by paragraph III. of these policies and procedures. Before approving a Code of a Fund, investment adviser or principal underwriter or any amendment to the Code, the Board of Trustees must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's Code of Ethics. The Fund's board must approve the Code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a Code no later than six months after adoption of the material change.

At least annually, the Review Officer shall provide to the Board of Trustees:

A. A review of all existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

B.   Any  recommended  changes to the Investment  Company's Code or procedures;
     and

C. A written report describing any issues or violations that occurred during the past year, including, but not limited to, information about material Code or procedural violations and sanctions imposed in response to those violations.

D. Certification that the Fund, investment adviser or principal underwriter has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

VIII.    SANCTIONS

A.   Sanctions for Violations By Access Persons (Except Disinterested Trustees)

     If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

B.   Sanctions for Violations by Disinterested Trustees

     If the Review Officer determines that any Disinterested Trustee has violated this code, he or she shall so advise the President of the Investment Company and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of each Trust, which shall impose such sanctions as it deems appropriate.

IX.  MISCELLANEOUS

A.   Access Persons

     The Review Officer of the Investment Company will identify all Access Persons who are under a duty to make reports to the Investment Company and will inform such person so of such duty. Any failure by the Review Officer to notify any person of his or her duties shall not relieve such person of his or her obligations hereunder.

B.   Records

     The Investment Company's administrator shall maintain records in the manner and to the extent set froth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

    1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
    2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
    3. A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and
    4. A list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

C.   Confidentiality

     All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by Law.

D.   Interpretation of Provisions

     The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

BT INVESTMENT FUNDS                         PRESERVATIONPLUS FUND
BT INSTITUTIONAL FUNDS                      PRESERVATIONPLUS INCOME FUND
THE LEADERSHIP TRUST                        U.S. BOND INDEX PORTFOLIO
                                            EAFE INDEX PORTFOLIO
SMALL CAP PORTFOLIO                         EQUITY 500 INDEX PORTFOLIO
CASH MANAGEMENT PORTFOLIO                   SET MANAGEMENT I, II & III PORTFOLIO
TREASURY MONEY PORTFOLIO                    CAPITAL APPRECIATION PORTFOLIO
DAILY ASSETS FUND                           EQUITY APPRECIATION PORTFOLIO
INSTITUTIONAL TREASURY ASSETS FUND          SMALL CAP INDEX PORTFOLIO
LIQUID ASSETS FUND                          QUANTITATIVE EQUITY FUND
TAX FREE MONEY PORTFOLIO                    INTERMEDIATE TAX FREE PORTFOLIO
NY TAX FREE MONEY PORTFOLIO                 BT INVESTMENT PORTFOLIOS
INTERNATIONAL EQUITY PORTFOLIO              BT INSURANCE FUNDS TRUST
LATIN AMERICAN EQUITY PORTFOLIO             (each, an "Investment Company")
PACIFIC BASIN EQUITY PORTFOLIO
GLOBAL EMERGING MARKETS EQUITY PORTFOLIO


                               TRANSACTION REPORT



To:  ____________________________, Review Officer

From:  ______________________________________
                                 (Your name)

         This  Transaction  Report  (the  "Report")  is  submitted  pursuant to
Section V of the Code of Ethics, as of [____ , 1999] (the Code), of the above referenced Trust and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest
(whether or not such security is a security held or to be acquired by the Investment Company) for the calendar quarter ended ____________.

         Unless the context otherwise requires, all terms used in this Report shall have the same meaning as set forth in the Code.

         For purposes of this Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section
(a)(1) of such Rule) of the Securities Exchange Act of 1934.

[GRID]

TITLE OF SECURITIES

Date of Disposition of
TRANSACTION

Nature of Transaction,
Whether Purchase, Sale
or Other type of
Acquired Or
ACQUISITION

Principal Amount of
Securities Transaction
DISPOSED OF

Price at Which the
Transaction was
Effected

Name of the Broker,
Dealer, or Bank with
Whom the Ownership
WAS EFFECTED

NATURE OF SECURITIES*

*If appropriate, you may disclaim beneficial ownership of any security listed in this Report.

         I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF THE INVESTMENT COMPANY (2) RECOGNIZE THAT I AM SUBJECT TOT HE CODE, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OVER THE PAST YEAR*, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR* REQUIRED TO BE DISCLOSED BY THE CODE, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


NAME (Print):    _________________________________________________________

SIGNATURE: ___________________________________________________________

DATE:         _____________________________________________________________

(*) OR PORTION THEREOF DURING WHICH THE CODE HAS BEEN IN EFFECT.

BT INVESTMENT FUNDS                    INTERNATIONAL EQUITY PORTFOLIO
BT INSTITUTIONAL FUNDS                 LATIN AMERICAN EQUITY PORTFOLIO
BT PYRAMID MUTUAL FUNDS                PACIFIC BASIN EQUITY PORTFOLIO
THE LEADERSHIP TRUST                   GLOBAL EMERGING MARKETS EQUITY PORTFOLIO
BT INVESTMENT PORTFOLIO                QUANTITATIVE EQUITY FUND
BT INSURANCE FUNDS TRUST               SMALL CAP PORTFOLIO
CASH MANAGEMENT PORTFOLIO              EQUITY 500 INDEX PORTFOLIO
TREASURY MONEY PORTFOLIO               EAFE INDEX PORTFOLIO
INSTITUTIONAL TREASURY ASSETS FUND     U.S. BOND INDEX PORTFOLIO
DAILY ASSETS FUND                      SMALL CAP INDEX PORTFOLIO
LIQUID ASSETS FUND                     ASSET MANAGEMENT I, II & III PORTFOLIOS
TAX FREE MONEY PORTFOLIO               CAPITAL APPRECIATION PORTFOLIO
NY TAX FREE MONEY PORTFOLIO            EQUITY APPRECIATION PORTFOLIO
PRESERVATIONPLUS FUND                  INTERMEDIATE TAX FREE PORTFOLIO
PRESERVATIONPLUS INCOME FUND

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

         This Personal Trading Request and Authorization is submitted pursuant to the Code of Ethics as of [ _______, 1999] (the "Code") of the above referenced. Unless the context otherwise requires, all terms used herein shall have the same meaning as set forth in the Code.

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name of Access Person:   ___________________________________________________

Date of proposed transaction:  ________________________________________________

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

-------------------------------------------------------------------------------

Nature of the transaction (i.e. purchase, sale)1:

-------------------------------------------------------------------------------

Are you or is a member of your immediate family an officer, trustee, or director of the issuer of the securities or any affiliate2 of the issuer?
|_| Yes |_| No

If yes, please describe:
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
_______________________________________________________________________________

1 If other than market order, please describe any proposed limits.
2 For purposes of this question, "affiliate" includes (I) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (II) any entity under common control with the issuer.

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Do you have an material nonpublic information concerning the issuer?

|_|  Yes    |_|  No

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

|_|  Yes    |_|  No

         If yes, please report the name of the issuer and the total number of shares "beneficially owned":

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or to be acquired by the Investment Company, that may be relevant to a determination as to the existence of a potential conflict of interest?4

|_| Yes |_| No

If yes, please describe:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

3 A "professional relationship" includes, for example, the provision of legal counsel or accounting services. a "business relationship" includes, for example, the provision of consulting services or insurance coverage.

4 Facts that would be responsive to this question  would  include,  for example the receipt of "special favors" from a stock promoter, including participation in a private placement or initial public offering as an inducement to purchase other securities for the Investment Company. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Investment Company might invest in securities related to a leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

To the best of my knowledge and belief, the answers I have provided above are true and correct.


Dated:  ______________________               _________________________________
                                                Signature of Access Person


Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer) prior to personal trade:

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

___ I do not believe that the above-described proposed transaction appears to be consistent with the policies described in the Code or that the conditions necessary for the approval of the proposed transaction have been satisfied.

Dated:   ___________________________        ___________________________________
                                             Signature of Preclearance Officer

_______________________________________________________________________________

5 In the case of a personal securities transaction by an Access Person of the Investment Company (other than Disinterested Trustees), the Code requires that the Preclearance Officer determine that the proposed personal securities transaction (I) is not potentially harmful to the Investment Company (II) would be unlikely to affect the market in which the Investment Company's portfolio securities are traded, and (III) is not related economically to securities to be purchased, sold, or held by the Investment Company. In addition, the Code requires that the Preclearance Officer determine that the decision to purchase or sell the security at issue is not he result of information obtained in the course of the Access Person's relationship with the Investment Company.

                                   EXHIBIT A

                              BT INVESTMENT FUNDS
                             BT INSTITUTIONAL FUNDS
                            BT PYRAMID MUTUAL FUNDS
                              THE LEADERSHIP TRUST
                            BT INVESTMENT PORTFOLIO
                            BT INSURANCE FUNDS TRUST
                           CASH MANAGEMENT PORTFOLIO
                            TREASURY MONEY PORTFOLIO
                       INSTITUTIONAL TREASURY ASSETS FUND
                               DAILY ASSETS FUND
                               LIQUID ASSETS FUND
                            TAX FREE MONEY PORTFOLIO
                          NY TAX FREE MONEY PORTFOLIO
                             PRESERVATIONPLUS FUND
                          PRESERVATIONPLUS INCOME FUND
                         INTERNATIONAL EQUITY PORTFOLIO
                        LATIN AMERICAN EQUITY PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO
                    GLOBAL EMERGING MARKETS EQUITY PORTFOLIO
                            QUANTITATIVE EQUITY FUND
                              SMALL CAP PORTFOLIO
                           EQUITY 500 INDEX PORTFOLIO
                              EAFE INDEX PORTFOLIO
                           U.S. BOND INDEX PORTFOLIO
                           SMALL CAP INDEX PORTFOLIO
                    ASSET MANAGEMENT I, II & III PORTFOLIOS
                         CAPITAL APPRECIATION PORTFOLIO
                         EQUITY APPRECIATION PORTFOLIO
                        INTERMEDIATE TAX FREE PORTFOLIO